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                                                                   EXHIBIT 3.09


ENDORSED
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:15 PM 12/18/2000
001634410 - 3331668


                          CERTIFICATE OF INCORPORATION

                                       OF

                   SALEM RADIO OPERATION - PENNSYLVANIA, INC.


        I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware do hereby certify as follows:

                                    ARTICLE I

        The name of this corporation is:

                   SALEM RADIO OPERATION - PENNSYLVANIA, INC.

                                   ARTICLE II

        The period of the corporation's duration is perpetual.

                                   ARTICLE III

        The purpose of this corporation is to engage in or transact any lawful activity or business for which corporations may be organized under the General Corporation Law of the State of Delaware and to exercise any powers permitted to corporations under the laws of the State of Delaware.

                                   ARTICLE IV

        This aggregate number of shares of capital stock which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock at the par value of One Cent ($.01) each. Cumulative voting of the shares is expressly prohibited. No stockholder shall have any preemptive right whatsoever.

                                    ARTICLE V

        The address of the corporation's initial registered office in the State of Delaware is 9 East Loockerman Street, Kent County, Dover, Delaware 19901.



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        The name of its initial registered agent at such address is: National
Registered Agents, Inc.


                                   ARTICLE VI

        The names and addresses of the individuals who are to serve as the initial Directors until the first annual meeting of stockholders or until their successors shall be elected and qualified are as follows:

                             Edward G. Atsinger
                             4880 Santa Rosa Road
                             Suite 300
                             Camarillo, CA 93012

                             Jonathan L. Block
                             4880 Santa Rosa Road
                             Suite 300
                             Camarillo, CA 93012

                                   ARTICLE VII

        The name and mailing address of the incorporator is as follows:

                             David C. Ruth
                             Stowell, Zeilenga & Ruth LLP
                             2801 Townsgate Road
                             Suite 215
                             Westlake Village, CA 91361-3020

                                  ARTICLE VIII

        The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

                                   ARTICLE IX

        Directors need not be elected by written ballot unless required by the Bylaws of the corporation.


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                                    ARTICLE X

        No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for an act or omission in the director's capacity as a director, except for liability of a director for (i) a breach of a director's duty of loyalty to the corporation or its stockholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (ii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an act or omission for which the liability of a director is expressly provided for by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend. If the General Corporation Law of the State of Delaware, or other applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or other applicable law, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

                                   ARTICLE XI

        The corporation shall indemnify its directors to the fullest extent provided by the General Corporation Law of the State of Delaware.

        IN WITNESS WHERE OF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 13th day of December, 2000.


                                    /s/ David C. Ruth
                                    ------------------------------------
                                    David C. Ruth
                                    Stowell, Zeilenga & Ruth LLP
                                    2801 Townsgate Road
                                    Suite 215
                                    Westlake Village, CA 91361-3020